UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2018
Date of Report (Date of earliest event reported)

GALA PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52044	42-1771014
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2780 South Jones Blvd. #3725 Las Vegas, Nevada 89146		89146
(Address of principal executive offices)		(Zip Code)

657-215-5742

Registrant's telephone number, including area code

___________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Ms. Allison Hess resigned as an officer and director with the Company effective as of November 30, 2018. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 30, 2018, Mr. Maqsood Rehman was appointed as a member of the Company’s Board of Directors and as the Company’s Chief Financial Officer, Secretary and Treasurer and Director for the Corporation. Mr. Rehman is currently the Corporation’s Chief Executive Office.

The biography for Mr. Maqsood Rehman is set forth below:

Dr. Maqsood Rehman, is currently CEO of Gala Pharmaceutical, Inc. (“GLPH”) where he was the COO since June 2017. Prior to GLPH, Mr. Rehman was the Global Soybean Breeding Leader for Dow Agrosciences at Indianapolis, Indiana for six years. Previously, he worked as a soybean breeder for Monsanto Company at Oxford, Indiana for five years. Maqsood Rehman has Masters and PhD degrees in Plant Science from University of Idaho, U.S.A. and Post Doctorate from University of Missouri-Columbia, Missouri. He has a diversified scientific background with training, and 10 plus years of practical experience in plant breeding, quantitative and molecular genetics and cytogenetics and project management.

Dr. Rehman’s experience ranges from providing leadership to the breeding organization to developing breeding strategies and budgets needed to accomplish breeding goals. He fills in the gaps by bringing key stakeholders together and aligns breeding goals with global commercial needs through effective communication. He is also an expert at developing teams and providing effective and transparent communication process to achieve deliverables.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
17	Resignation of Allison Hess

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

/s/ Maqsood Rehman	Date
Maqsood Rehman
Chief Executive Officer	November 30, 2018